Exhibit 2.4

CERTIFICATE OF INCORPORATION

OF

VERSO PAPER, INC.

FIRST: The name of the Corporation is Verso Paper, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, Dover, County of Kent, 19901, and the name of its registered agent at such address is National Corporate Research Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as it now exists or may hereafter be amended and supplemented.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 having a par value of $.01 per share.

FIFTH: The name and mailing address of the incorporator is:

Daniel Vazquez

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of June, 2006.

/s/ Daniel Vazquez
Daniel Vazquez, Sole Incorporator

CERTIFICATE OF AMENDMENT OF CERTIFICATE

OF INCORPORATION

OF

VERSO PAPER, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is Verso Paper, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

“FIRST: The name of the Corporation is Verso Paper Inc.”

3. The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

Signed on June 26, 2006

/s/ Daniel Vazquez
Daniel Vazquez, Sole incorporator